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                                                                 EXHIBIT e(1)(b)

                                 AMENDMENT NO. 1
                        TO THE FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT

                       (CLASS A SHARES AND CLASS C SHARES)


       The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated July 1, 2000, by and between AIM Growth Series, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

       1. The following paragraph is added at the end of Section FOURTH: (A):

              "The public offering price of the Institutional Class shares of the Company shall be the net asset value per share. Net asset value per share shall be determined in accordance with the provisions of the then current Institutional Class shares' prospectus and statement of additional information."

       2. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                AIM GROWTH SERIES

CLASS A SHARES
AIM Basic Value Fund
AIM Euroland Growth Fund
AIM Mid Cap Equity Fund
AIM Small Cap Growth Fund

CLASS C SHARES
AIM Basic Value Fund
AIM Euroland Growth Fund
AIM Mid Cap Equity Fund
AIM Small Cap Growth Fund"

INSTITUTIONAL CLASS SHARES
AIM Basic Value Fund
AIM Mid Cap Equity Fund
AIM Small Cap Growth Fund"



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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: March 15, 2002
       --------

                                            AIM GROWTH SERIES


Attest: /s/ LISA A. MOSS                    By: /s/ ROBERT H. GRAHAM
       --------------------------------        ---------------------------------
       Assistant Secretary                     Robert H. Graham
                                               President



                                            A I M DISTRIBUTORS, INC.


Attest: /s/ LISA A. MOSS                    By: /s/ MICHAEL J. CEMO
       --------------------------------        ---------------------------------
       Assistant Secretary                     Michael J. Cemo
                                               President



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